Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2005, accompanying the financial statements of QuaTech, Inc. contained in the Registration Statement on Form S-4 filed on or about November 4, 2005. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption “Experts.”

BOBER, MARKEY, FEDOROVICH & COMPANY

/s/ BOBER, MARKEY, FEDOROVICH & COMPANY

Akron, Ohio

November 4, 2005